FORM OF

                              AMENDED EXHIBIT A

      This Exhibit A, amended as of _________ __, 2000, is Exhibit A to that certain State Securities Services Agreement dated as of August 12, 1999 between PFPC Inc. and E*TRADE Asset Management, Inc.

                                  PORTFOLIOS

                          E*TRADE S&P 500 Index Fund
                      E*TRADE Extended Market Index Fund
                           E*TRADE Bond Index Fund
                        E*TRADE Technology Index Fund
                       E*TRADE International Index Fund
                        E*TRADE E-Commerce Index Fund
                       E*TRADE Global Titans Index Fund
                      E*TRADE Premier Money Market Fund




PFPC INC.

By: ______________________________

Title: ____________________________




E*TRADE ASSET MANAGEMENT, INC.

By: ______________________________

Title: _____________________________